Exhibit 4.1

          VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT OR THE COMPANY BEFORE 5:00 PM EASTERN TIME ON __________________, 2002 (UNLESS EXTENDED)
      FOR THE RIGHTS OFFERING OR 5:00 PM EASTERN TIME ON ___________, 2002
                               (UNLESS EXTENDED)
                           FOR THE COMMUNITY OFFERING

                           JACKSONVILLE BANCORP, INC.
                            SUBSCRIPTION CERTIFICATE
                        TO BE USED TO SUBSCRIBE FOR UNITS

Dear Investor:

If you a current stockholder of Jacksonville Bancorp, Inc., and are subscribing for units as part of the Rights Offering, please read and complete Section 1.

If you are a new investor and are subscribing for units as part of the Community Offering, please read and complete Section 2.

Section 1. As a registered owner of this Subscription Certificate, you are entitled to purchase shares of the common stock and warrants of Jacksonville Bancorp, Inc., under the terms and conditions set forth in the enclosed Prospectus which describes the Rights Offering. This is a non-transferable right, and only you can exercise it.

You will receive 1 subscription right for every 5 shares of common stock you held on ________________, 2001 (the "Record Date"). Each right entitles you to purchase 1 unit for $___________ (the "Subscription Price"). This is your Basic Subscription Right. Each unit consists of two shares of common stock and one warrant. The warrant allows you to purchase one share of common stock for $_____________ until September 30, 2004 (unless the warrant exercise period is extended). See the box below to calculate how many units you are entitled to purchase through the Rights Offering. As an example, if you owned 100 shares on ________________, 2001, you would be entitled to purchase 20 units, which represents 40 shares and 20 warrants. A subscription right also carries the right to oversubscribe at the Subscription Price for additional units. No fractional units or shares will be issued; any remaining fractional unit or share will be rounded up to the nearest whole number.

The new shares of common stock will be issued as soon as practicable after we accept your subscription. The Rights Offering is currently scheduled to expire on _____________________, 2002. The board of directors of Jacksonville Bancorp, Inc. may extend the Rights Offering beyond _____________, 2002, in its discretion.

    ---------------------------------------------------------------------

                          FULL BASIC SUBSCRIPTION RIGHT

Number of shares you owned on _________________, 2001 (see label above) * 0.2 = ____________________ units you are entitled to purchase (round up fractions of units)
    ---------------------------------------------------------------------

YOU HAVE FOUR CHOICES:

1. You can subscribe for all the units listed in the box above (which is called your Basic Subscription Right).

2. In addition to the Basic Subscription Right, you can subscribe for more units than listed in the box above (which is called your Oversubscription Privilege).

3. You can subscribe for less than the number of units listed in the box above.

4.   If you do not wish to purchase units, disregard these materials.

ENTER ONE CHOICE ONLY:

[_]  1.  I wish to apply for the Basic Subscription Right:
         Enter number of Units __________ x $_______ = Total Due $______________

[_]  2.  I wish to apply for more than the number of Units listed above:
         Enter number of Units __________ x $_______ = Total Due $______________

[_]  3.  I wish to apply for less than the number of Units listed above:
         Enter number of Units __________ x $_______ = Total Due $______________

Section 2. As a new investor, you may purchase, subject to the acceptance of Jacksonville Bancorp, Inc., and the availability of units, units of Jacksonville Bancorp, Inc., pursuant to the terms and conditions set forth in the enclosed Prospectus which describes the Community Offering.

Each unit that you may purchase for $ _________________ per unit, consists of two shares of common stock and one warrant. Each warrant allows you to purchase one share of common stock for $_____________ until September 30, 2004 (unless the warrant exercise period is extended).

The new shares of common stock will be issued as soon as practicable after acceptance of your subscription. The Community Offering is currently scheduled to expire on _____________________, 2002. The board of directors of Jacksonville Bancorp, Inc. may extend the Community Offering beyond _____________, 2002, in its discretion or may terminate the Community Offering early if acceptable subscriptions for all 225,000 units have been received.

Please indicate:
Number  of units you  wish to  purchase _________________ x $ ______ = Total Due
   $_____________ (Please remember that the minimum requirement is 25 units.)

Jacksonville Bancorp, Inc., has caused the facsimile signatures of its duly authorized officers to be printed below:

____________________________________         ___________________________________
Gilbert J. Pomar, III                        Cheryl L. Whalen
Chief Executive Officer and President        Executive  Vice President and Chief
                                             Financial Officer












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



                       SUBSCRIPTION EXERCISE INSTRUCTIONS
           REFER TO ACCOMPANYING PROSPECTUS FOR DETAILED INSTRUCTIONS

In order to purchase units of Jacksonville Bancorp, Inc., pursuant to the rights offering or community offering, please be sure to:

1.   Complete the information on the front of this certificate.

2.   Sign below.

3. Return this completed and signed certificate together with the payment calculated on the front of this certificate to Investment Services Group, Independent Bankers' Bank of Florida, in the envelope provided. If you are participating in the rights offering, you must return the certificate and payment before 5:00 p.m., Eastern time, on _______________, 2002, or such later date established by Jacksonville Bancorp, Inc. (the "Rights Offering Expiration Date"). If you are participating in the Community Offering, you must return the certificate and payment before 5:00 p.m., Eastern time, on __________________, 2002, or such later date established by Jacksonville Bancorp, Inc. (the "Community Offering Expiration Date"). Remember, full payment must be made in United States dollars by money order, cashier's check, or check or bank draft drawn on a bank located in the United States or by wire transfer, in each case payable to "Independent Bankers' Bank of Florida, as Subscription Agent" and must be cleared by the Rights Offering or Community Offering Expiration Date. No third party checks will be accepted.

4. Alternatively, you may contact a broker or bank and complete a Notice of Guaranteed Delivery form.

SIGNATURE AND ACKNOWLEDGEMENT:

I acknowledge that I have received the Prospectus for the offerings, and I hereby irrevocably subscribe for the number of units indicated on the front of this certificate on the terms and conditions specified in the Prospectus.

I understand that Jacksonville Bancorp, Inc., has the right to accept or reject this subscription if I am participating in the Community Offering, in whole or in part, for any reason whatsoever.

I further acknowledge that the shares of common stock and warrants issued in connection with this subscription are not insured by the Federal Deposit Insurance Corporation or any other federal or state governmental agency.

I hereby agree that if I fail to pay in full for the units for which I have subscribed, Jacksonville Bancorp, Inc., may exercise any of the remedies provided for in the Prospectus.

Print Name of Subscriber________________________________________________________

Signature of Subscriber_________________________________________________________

Print Name of Subscriber________________________________________________________

Signature of Subscriber_________________________________________________________

Signature of Signature Guarantor, if required___________________________________

Telephone number (including area code):_________________________________________

If you wish to have your shares, warrants or refund check (if any) issued in another name or delivered to another address other than that listed in the records of the transfer agent for Jacksonville Bancorp, Inc., (if applicable), you must have your signature guaranteed. Appropriate signature guarantors include: banks and savings associations, credit unions, member firms of a national securities exchange, municipal securities dealers, and government securities dealers. Please provide delivery address below and please note if it is a permanent change. All investors in the Community Offering must provide a delivery address and social security number below.

Address ________________________________________________________________________

Social Security Number (Community Offering)_____________________________________


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